================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                       Date of Report: September 24, 2002

                                    NVR, Inc.
                  ---------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)



            Virginia                    1-12378                 54-1394360
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
 incorporation or organization)          Number)            Identification No.)



            7601 Lewinsville Road, Suite 300, McLean, Virginia 22102
        ----------------------------------------------------------------
          (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number, including area code: 703-761-2000


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

                           Exhibit Index is on page 4.

                                    NVR, INC.

Item 5.  Other Events.

     NVR, Inc. increased its working capital revolving credit facility (the "Credit Facility")from $85 million to $135 million as a result of the execution of two amendments to the Third Amended and Restated Credit Agreement. Amendment No. 6 to the Third Amended and Restated Credit Agreement increased the Credit Facility by $10 million and Amendment No. 7 to the Third Amended and Restated Credit Agreement increased the Credit Facility by an additional $40 million. Amendments No. 6 and No. 7 were effective as of August 19, 2002 and September 20, 2002, respectively. All other material terms and conditions of the Credit Facility are consistent with those in place under the previous agreement. The Credit Facility expires on May 31, 2004.


Item 7(c).  Exhibits


Exhibit Number                        Exhibit Description
--------------                        --------------------
    99.1         Amendment No. 6 to the Third Amended and Restated Credit Agreement.

    99.2         Amendment No. 7 to the Third Amended and Restated Credit Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NVR, Inc.

Date:  September 24, 2002           By:   /s/ Paul C. Saville
                                         ---------------------------------------
                                    Name:  Paul C. Saville
                                    Title: Executive Vice President and
                                      Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit         Exhibit Description                              Page
-------         -------------------                              ----
99.1     Amendment No. 6 to the Third Amended and
         Restated Credit Agreement                                 5

99.2     Amendment No. 7 to the Third Amended and
         Restated Credit Agreement                                28